EXHIBIT 23.2



     We consent to the incorporation by reference in this Registration Statement of ACI Telecentrics, Inc. (the Registrant) on Form S-8 relating to the 1996 Employee Stock Purchase Plan of our report dated July 19, 1996 (August 5, 1996 as to the last sentence of Note 3, and August 14, 1996 as to Note 8), appearing in the Registrant's Amendment No. 3 to the Registration Statement on Form SB-2, Registration No. 333-05370, filed on October 16, 1996.




                                               /s/ Deloitte & Touche LLP
                                                   Deloitte & Touche LLP



Minneapolis, Minnesota
December 2, 1996